Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of T2 Biosystems, Inc. (the “Company”) on Form 10-Q for the period ending June 30, 2024 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Sperzel, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ John Sperzel
John Sperzel
President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

Date: August 8, 2024